UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                           Proxy Statement Pursuant to
               Section 14A of the Securities Exchange Act of 1934


                       Southwest Industrial Products Inc.
             (Exact name of registrant as specified in its Charter)


                            Common Stock no par value
                                 (Title of Class
                                 of Securities)

                                   845047 10 9
                      (CUSIP Number of Class of Securities)


       Minnesota                   0-23691                   41-1853992
       (State of               (Commission file     (IRS Employer Identification
     Incorporation)                number)                     Number)




                                 Charles Clayton
                           527 Marquette, Suite 1800,
                          Minneapolis, Minnesota 55402
                                 (612) 338-3738
            (Name, address and telephone number of person authorized
   to receive notice and communications of behalf of person filing statement)

ITEM 1. DATE, TIME AND PLACE INFORMATION

         The special meeting of shareholders of Southwest Industrial Products, Inc., will be held at 2710 Stemmons Freeway, Dallas, Texas, on the 29th day of July, 1998, at 9:00 a.m.

         This Proxy Statement and form of proxy are being mailed to the shareholders of Southwest Industrial Products, Inc. on or about July 8, 1998.


ITEM 2. REVOCABILITY OF PROXY

        The proxy is not revokable.


ITEM 3. DISSENTER'S RIGHT OF APPRAISAL

         All holders of outstanding shares of common stock of the company have the right under Section 302A.471 of the Minnesota Statutes to dissent from the Exchange and to obtain the fair value of their shares. Any shareholder seeking to exercise his rights must follow the procedure specified in Section 302A.473 of the Minnesota Statutes. Copies of Minnesota Statutes, Section 302A.471 (Rights of dissenting shareholders) and 302A.473 (procedures for asserting dissenters' rights) are attached to this Proxy Statement.

         A shareholder may assert dissenters' rights only as to all of the shares registered in his or her name unless the shareholder dissents with respect to all of the shares which are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. Shareholders who have the right to exercise dissenters' rights and obtain payment for their shares do not have a right at law or in equity to have the proposed action at the special meeting set aside or rescinded, except when the action is fraudulent with regard to the shareholder or the corporation.

         A shareholder that desires to dissent must give written notice to Southwest Industrial Products, Inc., 580 Decker, Irving, Texas 75062.


ITEM 4. PERSONS MAKING THE SOLICITATION

         The solicitation is made by the registrant. There is no director that intends to oppose any action.

ITEM 5. INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Not Applicable


ITEM 6. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The company knows of no person who is the beneficial owner of more than 5% of the company's voting securities except as follows:

Name of Beneficial Owner         Number of Shares             % of Ownership
----------------------------------------------------------------------------

Comercializadora Sagitario          3,002,319                       11%

Romeo Mattuca                       3,263,400                       12%

Nunthorpe Services Limited          3,390,000                       12%

Outclass Investments                3,210,000                       12%

Platinum Fund Limited               3,150,000                       11%

Ratouche Investments Limited        3,036,000                       11%

Rockswain Overseas Trading, Ltd.    3,198,600                       12%

Torres Holding & Trading Co. S.A.   3,432,000                       12%

All officers and
Directors as a group                   --                            0%

         The above shareholders all hold the shares in their names, however all hold some shares as nominees: Comercializadore Sagitario holds 775,019 of its shares as nominee, Romeo Mattuca holds 837,400 shares as nominee, Nunthorpe Services Limited holds 1,010,000 as nominee, Outclass Investments holds 678,000 shares as nominee, Platinum Funds Limited holds 538,000 shares as nominee, Ratouche Investments Limited holds 746,000 shares as nominee, Rockswain Overseas Trading, Ltd. holds 1.064,600 shares as nominee, and Torres Holding & Trading Co. S.A. holds 844,000 shares as nominee.


ITEM 7. DIRECTORS AND EXECUTIVE OFFICERS

Name                             Age        Position
----                             ---        --------

Lindsey Vinson                   40         President and  Director

David Hayslip                    47         Director

Clyde Parks                      50         Director

R. Bruce Harris                  47         Director

David L. Shade                   52         Director

Deng Shan                        47         Director

Aubrye A. Harris                 24         Director

         LINDSEY VINSON, President, and a Director. Mr. Vinson has a degree from Drake University in Business Administration and a J.D. degree from Ohio State University. He has practised law in his own firm in Dallas, Texas since 1983.

         DAVID HAYSLIP, Director. Mr. Hayslip is a broker, he worked for Laidlaw, Adams & Peck, Inc., and since 1994 has been the director of research for Sunpoint Securities, Inc., a broker dealer based in Longview, Texas.

         CLYDE PARKS, Director. Mr. Parks has an undergraduate degree from Texas Tech University and a law degree from St. Mary's University. He has practised law in Dallas, Texas since 1973.

         R. BRUCE HARRIS, Director. Mr. Harris has a BS degree from Cal Poly Pomona. He was the founder of Aubryn International, Ltd. in 1993.

         DAVID L. SHADE, Director. Mr. Shade is an attorney.

         DENG SHAN, Director. Mr. Shan was the Director of the Nanshan Government Department of Science & Technology for five year. Currently he is the Director of the Chinese Government's Representative Office in European Countries & other foreign ventures. He is also Chairman of Kunming Xinmao Petrochemical Industrial Co., Everlasting Group Co., Ltd., Shenzhen Shekou Hitech Petrochemical Co., and Shenzhen Sparkle Science and Technology Co.

         AUBRYE A. HARRIS, Director. Ms. Harris has a BS degree in International Management from the University of La Verne.


ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         There are no officers or directors that received compensation in excess of $60,000 or more during the last year.

ITEM 9. INDEPENDENT PUBLIC ACCOUNTANTS

         The accountant for the company is Gary A. LaPalme, CPA.

         The principal accountant for the current year is not expected to be present at the special meeting of shareholders, they are not expected to make a statement and are not expected to be available to answer appropriate questions.


ITEM 10. COMPENSATION PLANS

         The registrant has no compensation plans, and no action with respect to any such plan will be taken at the special shareholders meeting.


ITEM 11. AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

         The Board of Directors has entered into an agreement with Aubryn International, Ltd. a Nevada Corporation for a merger. A copy of the agreement is attached to this Proxy Statement as Appendix A. Under the terms of the agreement Aubryn International, Ltd. transferred all of the issued and outstanding shares of Aubryn International, Ltd. to the Company in exchange for 7,783,304 common shares, 500,000 shares of Class C preferred stock and 300,000 shares of Class D preferred stock.


ITEM 12. MODIFICATION OR EXCHANGE OF SECURITIES

         There will be no modification of any class of securities of the registrant except for the reverse stock split.


ITEM 13. FINANCIAL AND OTHER INFORMATION

         The following is the unaudited pro forma condensed balance sheet, as of March 31, 1998 for both Southwest Industrial Products, Inc. and Aubryn International, Ltd., showing the condensed balance sheet items, and the total for both combined, under generally accepted accounting principles.

                                           Historical                Pro forma
                                           ----------                ---------
                                    Southwest        Aubryn
                                    ---------        ------

Assets
  Current assets                    $  716,963      $  783,222       $ 1,500,185
  Fixed assets                      $2,837,500      $1,805,217       $ 4,642,717

  Other Assets                      $    --         $4,560,534       $ 4,560,534
                                                    ----------       -----------

                                    $3,554,463      $7,148,973       $10,703,436
                                                    ----------       -----------

Liabilities and Stockholders Equity
  Liabilities                       $2,572,229      $  905,491       $ 3,477,720
  Stockholders Equity               $  982,234      $6,243,482       $ 7,225,716
                                    ----------      ----------       -----------
  Book Value per Share              $      .03      $     1.16       $      1.19
                                    $3,554,463      $7,148,973       $10,703,436
                                    ----------      ----------       -----------

         The following is the unaudited pro forma condensed income statement, as of March 31, 1998 for both Southwest Industrial Products, Inc. and Aubryn International, Ltd., showing the condensed income statement items, and the total for both combined, under generally accepted accounting principles.

                                           Historical                Pro forma
                                           ----------                ---------
                                    Southwest         Aubryn
                                    ---------         ------

Total Revenues                      $2,421,137      $    --          $ 2,421,137
Expenses                            $2,409,031      $ 1,343,218      $ 3,752,249
                                    ----------      -----------      ----------

Income (Loss)                       $   12,106      $(1,343,218)     $ 1,209,204
Per Share                           $    .0004      $      (.25)     $


ITEM 14. MERGERS, CONSOLIDATIONS, ACQUISITIONS, ACQUISITIONS AND SIMILAR MATTERS

         Southwest Industrial Products, Inc., 580 Decker, Irving, Texas 75062,
(972) 870-9591.

         Aubryn International, Ltd. is a Nevada corporation, incorporated on April 19, 1993. It has its main office at 1152 North Mountain Avenue, Upland, California. It has three divisions.

Automotive

         The Company announced its intent in July, 1993 to establish a Sino-American joint venture, primarily to offer warranties for new automobiles sold in China. The Company has an 80% interest in the joint venture. Almost all new automobiles carry a manufacturer's warranty, yet the same new vehicle in China has no warranty. The Company has agreements with manufacturers to issue, upon inspection, a one year, 12,000 kilometer warranty. The Company sells extended vehicle warranties for both new and used vehicles.

         The Company signed three joint venture agreements in June, 1994 to operate in the People's Republic of China. Short term licensing was finalized in July of 1995 and a permanent license was signed in March of 1996. The Company shipped approximately $500,000 worth of diagnostic equipment for the service center in February of 1997. The Company then began training personnel and warranty sales began in July of 1997, and in late 1997 sales began. The service center opened in February, 1998, and has been operating since. There is also an inspection center that opened in late May, 1998, both are located in Wuhan.

         All money taken in from the Chinese Joint Venture must stay in China for a period of 6 months, after which it may be moved to the United States.

Footware

         The Company purchased, in April, 1998, a 95% interest in a footware manufacturing facility in Wuhan, China from the government. The manufacturing facility produced and sold 723,402 units in 1997. The Company intends to sell footware to women and children in the moderate and discount segments of the footware market.

         At this time the Company is interviewing the prospective 1,200 employees for the manufacturing facility, and is doing clean up of the plant. It is anticipated that production will begin in September, 1998.

         The Company purchased the license to sell Muro shoes in the United States and Canada in May, 1998. The Muro line of shoes is manufactured in Mexico, and, along with the license to sell the shoes the Company acquired a sales force to sell them. It is anticipated that the Wuhan facility will also manufacture Muro shoes, beginning with the spring line of shoes in 1999.

Real Estate

         The Company entered into an agreement to purchase 50% of the equity rights to the Costa Bella Club, La Jolla Cove and Todos Santos, all located in Rosarito, Baja California, Mexico, in September, 1997.

         The Costa Bella Club is a condominium development. The plan is to have three phases of the development, Towers A, B and C. At this time Tower A is completed and Tower B is approximately half way built. Tower B contains 29 units with living space of approximately 48,760 square feet. There are five models that range in size from 936 to 2,809 square feet. All have ocean views. The resort has a pool, spa and clubhouse.

         Rosarito is about 45 minutes south of San Diego, California. It is on the beach and features golf, fishing, whale watching, hiking and horseback riding. The town recently attracted a great deal of attention when the movie Titanic was filmed there.

         The reason for engaging in the transaction is that the registrant was a shell company in search for an operating company, and management of the registrant felt that this was a desirable transaction.

         There are no material differences in the rights of security holders of the registrant as a result of this transaction, other than the reverse stock split.

         The accounting treatment of the transaction is as a merger, the accounting will be done on a consolidated basis of the two corporations.

         There are no federal income tax consequences of the transaction.

         The securities to be issued to Aubryn International, Ltd. are common shares of the registrant. Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

         No dividends have ever been declared, and therefore there are no dividends in arrears.


ITEM 15. ACQUISITION OR DISPOSITION OF PROPERTY

         Not Applicable


ITEM 16. RESTATEMENT OF ACCOUNTS

         Not Applicable


ITEM 17. ACTION WITH RESPECT TO REPORTS

         Not Applicable


ITEM 18. MATTERS NOT REQUIRED TO BE SUBMITTED

         Not Applicable


ITEM 19. AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

         After the special meeting of shareholders the registrant will file an amendment to its Articles of Incorporation with the Secretary of State of Minnesota to change the name to Aubryn International, Inc.


ITEM 20. OTHER PROPOSED ACTION

         Not Applicable


ITEM 21. VOTING PROCEDURES

         The Board of Directors has fixed the close of business on July 1, 1998 as the record date. Only holders of record of shares on the record date are entitled to notice of and to vote at the meeting. There are 27,539,319 shares outstanding and entitled to vote held by approximately 32 shareholders.

         Each holder is entitled to cast one vote per share. The presence, in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum. The affirmative vote, in person or by proxy, of the holders of a majority of the shares is required to approve the merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the President.


                                     Southwest Industrial Products, Inc.


                                     /S/ Lindsey Vinson

                       SOUTHWEST INDUSTRIAL PRODUCTS, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  July 8, 1998

Dear Fellow Shareholder:

         The annual meeting of shareholders of Southwest Industrial Products, Inc. will be held at the Company, located at 580 Decker, Irving, Texas, on the 29th day of July, 1998, at 9:00 a.m. to consider and act upon the following matters:

         A reverse stock split of 1 for 6 shares.

         The merger with Aubryn International, Ltd.

         Change of name to Aubryn International, Inc.

         The foregoing matters are more fully described in the accompanying proxy statement which is hereby made a part of this notice.

         All shareholders of record at the close of business on July 1, 1998, will be entitled to vote at the meeting.


BY THE BOARD OF DIRECTORS,


The execution of the enclosed proxy and its return as promptly as possible will be greatly appreciated. A reply envelope is enclosed for your convenience.

                       SOUTHWEST INDUSTRIAL PRODUCTS, INC.


                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                                  July 29, 1998


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


         This proxy statement is furnished to holders of the common stock of Southwest Industrial Products, Inc., (the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the special meeting of shareholders to be held on the 29th day of July, 1998, and at all adjournments thereof, for the purpose of voting on the merger with Aubryn International, Ltd. and the change of name to Aubryn International, Inc.

         Holders of outstanding stock of record at the close of business on July 1, 1998, are entitled to vote at the meeting and to cast one vote for each share held. The outstanding voting securities of the company, as of July 1, 1996, consists of 27,539,319 shares.

         This Proxy Statement and form of proxy are being mailed to the shareholders of Southwest Industrial Products, Inc. on or about July 8, 1998.


          PRINCIPAL SHAREHOLDERS OF SOUTHWEST INDUSTRIAL PRODUCTS, INC.

         The company knows of no person who was the beneficial owner of more than 5% of the company's voting securities, and all of these securities were held for more than the past two years, except as follows:

Name of Beneficial Owner         Number of Shares             % of Ownership
----------------------------------------------------------------------------

Comercializadora Sagitario          3,002,319                       11%

Romeo Mattuca                       3,263,400                       12%

Nunthorpe Services Limited          3,390,000                       12%

Outclass Investments                3,210,000                       12%

Platinum Fund Limited               3,150,000                       11%

Ratouche Investments Limited        3,036,000                       11%

Rockswain Overseas Trading, Ltd.    3,198,600                       12%

Torres Holding & Trading Co. S.A.   3,432,000                       12%

All officers and
Directors as a group                   --                            0%

         The above shareholders all hold the shares in their names, however all hold some shares as nominees: Comercializadore Sagitario holds 775,019 of its shares as nominee, Romeo Mattuca holds 837,400 shares as nominee, Nunthorpe Services Limited holds 1,010,000 as nominee, Outclass Investments holds 678,000 shares as nominee, Platinum Funds Limited holds 538,000 shares as nominee, Ratouche Investments Limited holds 746,000 shares as nominee, Rockswain Overseas Trading, Ltd. holds 1.064,600 shares as nominee, and Torres Holding & Trading Co. S.A. holds 844,000 shares as nominee.


          OFFICERS AND DIRECTORS OF SOUTHWEST INDUSTRIAL PRODUCTS, INC.

         The officers and directors of Southwest Industrial Products, Inc. are as follows. There was no audit, compensation, nominating or any other committee of the Board of Directors.

Name                              Age               Position
----                              ---               --------

Lindsey Vinson                    40         President and  Director

David Hayslip                     47         Director

Clyde Parks                       50         Director

R. Bruce Harris                   47         Director

David L. Shade                    52         Director

Deng Shan                         47         Director

Aubrye A. Harris                  24         Director

         LINDSEY VINSON, President, and a Director. Mr. Vinson has a degree from Drake University in Business Administration and a J.D. degree from Ohio State University. He has practised law in his own firm in Dallas, Texas since 1983.

         DAVID HAYSLIP, Director. Mr. Hayslip is a broker, he worked for Laidlaw, Adams & Peck, Inc., and since 1994 has been the director of research for Sunpoint Securities, Inc., a broker dealer based in Longview, Texas.

         CLYDE PARKS, Director. Mr. Parks has an undergraduate degree from Texas Tech University and a law degree from St. Mary's University. He has practised law in Dallas, Texas since 1973.

         R. BRUCE HARRIS, Director. Mr. Harris has a BS degree from Cal Poly Pomona. He was the founder of Aubryn International, Ltd. in 1993.

         DAVID L. SHADE, Director. Mr. Shade is an attorney.

         DENG SHAN, Director. Mr. Shan was the Director of the Nanshan Government Department of Science & Technology for five year. Currently he is the Director of the Chinese Government's Representative Office in European Countries & other foreign ventures. He is also Chairman of Kunming Xinmao Petrochemical Industrial Co., Everlasting Group Co., Ltd., Shenzhen Shekou Hitech Petrochemical Co., and Shenzhen Sparkle Science and Technology Co.

         AUBRYE A. HARRIS, Director. Ms. Harris has a BS degree in International Management from the University of La Verne.


          EXECUTIVE COMPENSATION OF SOUTHWEST INDUSTRIAL PRODUCTS, INC.

         There were no officers or directors that received compensation in excess of $60,000 or more during the last year. There is no bonus, profit sharing, pension, retirement or any other compensation plan for any officer or director of the company.


                          FUTURE STOCKHOLDER PROPOSALS

         The next annual meeting of the stockholders of the company is expected to be held in April, 1999. If any stockholder intends to present a proposal at the 1999 meeting and wishes the proposal to be included in the proxy material the holder must submit the proposal to the company, in writing by February 15, 1999.


                   VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The Board of Directors has fixed the close of business on July 1, 1998 as the record date. Only holders of record of shares on the record date are entitled to notice of and to vote at the meeting. There are 27,539,319 shares outstanding and entitled to vote held by approximately 32 shareholders.

         Each holder is entitled to cast one vote per share. The presence, in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum. The affirmative vote, in person or by proxy, of the holders of a majority of the shares is required to hold the meeting.


                        RIGHTS OF DISSENTING SHAREHOLDERS

         All holders of outstanding shares of common stock of the company have the right under Section 302A.471 of the Minnesota Statutes to dissent from the Exchange and to obtain the fair value of their shares. Any shareholder seeking to exercise his rights must follow the procedure specified in Section 302A.473 of the Minnesota Statutes. Copies of Minnesota Statutes, Section 302A.471 (Rights of dissenting shareholders) and 302A.473 (procedures for asserting dissenters' rights) are attached to this Proxy Statement.

         A shareholder may assert dissenters' rights only as to all of the shares registered in his or her name unless the shareholder dissents with respect to all of the shares which are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. Shareholders who have the right to exercise dissenters' rights and obtain payment for their shares do not have a right at law or in equity to have the proposed action at the special meting set aside or rescinded, except when the action is fraudulent with regard to the shareholder or the corporation.

         A shareholder that desires to dissent must give written notice to Southwest Industrial Products, Inc., 580 Decker, Irving, Texas 75062.


                               REVERSE STOCK SPLIT

         There are now 27,539,319 shares of common stock outstanding. The Board of Directors decided that it was in the best interests of the Company to reverse split the shares so that there will be 1 share for each 6 shares. This means that there will be 4,589,887 shares outstanding of Southwest Industrial Products, Inc. after the Merger.

         The preferred shares of Southwest Industrial Products, Inc. will also be reverse split 1 for 6, in regard to conversion to common stock, all other provisions of the preferred shares shall remain the same.

                     MERGER WITH AUBRYN INTERNATIONAL, LTD.

         The Board of Directors has entered into an agreement with Aubryn International, Ltd. a Nevada Corporation for a merger. A copy of the agreement is attached to this Proxy Statement as Appendix A. Under the terms of the agreement Aubryn International, Ltd. transferred all of the issued and outstanding shares of Aubryn International, Ltd. to the Company in exchange for 7,783,304 common shares, 500,000 shares of Class C preferred stock and 300,000 shares of Class D preferred stock.

         The Class C preferred shares were used by Aubryn International, Ltd. in part for the purchase of its interest in the Mexican property. The holder of the Class C shares may convert 250,000 into common shares two years after September 28, 1997 at a price of $7.00 per shares, and the remaining 250,000 shares may be converted four years after September 28, 1997 at a price of $7.00 per share. If the price of the common stock is less than $7.00 at the time of conversion the holder shall receive a number of shares to make up the difference. The Class D preferred shares were used by Aubryn International, Ltd. in part for the purchase of the interest in the footware manufacturing facility in China. The holder of the Class D shares may convert 250,000 into common shares one year after April 1, 1998 at a price of $10.00 per share, and the remaining 50,000 shares may be converted eighteen months after April 1, 1998 at a price of $15.00 per share. If the price of the common stock is less than the $10.00 or $15.00 at the time of conversion the holder shall receive a number of shares to make up the difference.


                       Southwest Industrial Products, Inc.

         Southwest Industrial Products, Inc. was formed in Minnesota on June 28, 1996 as Onyx-Five, Inc. Onyx-Five, Inc. was merged with Southwest Industrial Products, Inc. in July, 1997, and the name was changed to Southwest Industrial Products, Inc.

         The Company purchased the assets of International Golden Pacific Plastics Manufacturing, Inc. in September, 1997 through its wholly owned subsidiary International Container Corp. Golden Pacific Plastics was in default of its loans, with Bay Business Credit. Golden Pacific Plastics filed a Chapter 11 bankruptcy proceeding but was unable to propose a feasible plan or reorganization and Bay Business Credit foreclosed on all of the assets held as collateral. The Company purchased the assets from Bay Business Credit for $2,750,000, with a down payment of $150,000. Bay Business Credit has entered into a financing agreement with the Company for repayment of the balance, the loan is amortized over 10 years, with a balloon payment due at the end of 5 years. The interest rates are 10% the first year, 11% the second year, and 12% for the remainder of the loan.

         As part of the purchase agreement the Company received three year commitments to purchase merchandise from the two largest customers of Golden Pacific Plastics, Flamingo Industries and Central Bag Corp. Each of these companies has in the past provided at or in excess of $1,000,000 in gross sales to Golden Pacific annually and both are expected to provide sales at or above the same each year of the three year purchase commitment. Flamingo provides primarily government business and is the source of the U. S. Postal Service and U.S.D.A. work. Central Bag provides primarily commercial work. Having the two distinct sources ordering products provides the Company with a "cushion" because the differing sources do not seem to be affected by the same economic factors.

         International Container Corp., d.b.a Golden Pacific Bag Corp. is now a wholly owned subsidiary of the Company, located in Houston, Texas. It operates a 60,000 square foot facility in which it manufactures woven polypropylene bags. The Company purchases pelletized polypropylene, extrudes the pellets into sheets and then cuts the sheets into approximately 1/8" strips of "thread." The polypropylene thread is then woven onto bobbins, which are placed on weaving machines. The weaving machines produce varying sizes of fabric and/or woven tubes, which are then cut to measure per customers' orders, sewn into bags and printed as necessary.

         The bags are used by the United States Postal Service for bulk mail purposes, vegetable growers, charcoal producers, etc., for any product that needs to be shipped or stored in bulk.

         Golden Pacific Bag Corp. has approximately 60 full and part time employees, most of whom are involved in the manufacturing process. There are two shifts per day, six days a week. Approximately 10 employees are involved in maintenance of the equipment, sales and administration.

         The facility had been shut down for approximately 45 days when it was reopened by the Company. Consequently sales momentum and credibility had been lost and a restart of the facility was for all practical purposes the same as opening a new facility. This resulted in substantial additional costs and a period of operations with very little sales and revenue. This has caused the operations to show a loss for the second half of 1977. However, the Company believes it is moving into 1998 with sales momentum at least partially reestablished and there are no known extraordinary expenses looming which will require additional working capital. The Company believes 1998 will see the facility return to historical sales levels and to overall profitability.

         Immediately after the Effective Date of the merger all of the shares of International Container Corp., the owner of Golden Pacific Bag Corp., will be transferred to Southwest Manufacturing Corporation, which will also assume the debt of $2,516,319 to Bay Business Credit, and Southwest Manufacturing Corporation will issue 1,500,000 of its shares to Aubryn International, Inc.

                           Aubryn International, Ltd.

         Aubryn International, Ltd. is a Nevada corporation, incorporated on April 19, 1993. It has its main office at 1152 North Mountain Avenue, Upland, California. It has three divisions.

Automotive

         The Company announced its intent in July, 1993 to establish a Sino-American joint venture, primarily to offer warranties for new automobiles sold in China. The Company has an 80% interest in the joint venture. Almost all new automobiles carry a manufacturer's warranty, yet the same new vehicle in China has no warranty. The Company has agreements with manufacturers to issue, upon inspection, a one year, 12,000 kilometer warranty. The Company sells extended vehicle warranties for both new and used vehicles.

         The Company signed three joint venture agreements in June, 1994 to operate in the People's Republic of China. Short term licensing was finalized in July of 1995 and a permanent license was signed in March of 1996. The Company shipped approximately $500,000 worth of diagnostic equipment for the service center in February of 1997. The Company then began training personnel and warranty sales began in July of 1997, and in late 1997 sales began. The service center opened in February, 1998, and has been operating since. There is also an inspection center that opened in late May, 1998, both are located in Wuhan.

         All money taken in from the Chinese Joint Venture must stay in China for a period of 6 months, after which it may be moved to the United States.

Footware

         The Company purchased, in April, 1998, a 95% interest in a footware manufacturing facility in Wuhan, China from the government. The manufacturing facility produced and sold 723,402 units in 1997. The Company intends to sell footware to women and children in the moderate and discount segments of the footware market.

         At this time the Company is interviewing the prospective 1,200 employees for the manufacturing facility, and is doing clean up of the plant. It is anticipated that production will begin in September, 1998.

         The Company purchased the license to sell Muro shoes in the United States and Canada in May, 1998. The Muro line of shoes is manufactured in Mexico, and, along with the license to sell the shoes the Company acquired a sales force to sell them. It is anticipated that the Wuhan facility will also manufacture Muro shoes, beginning with the spring line of shoes in 1999.

Real Estate

         The Company entered into an agreement to purchase 50% of the equity rights to the Costa Bella Club, La Jolla Cove and Todos Santos, all located in Rosarito, Baja California, Mexico, in September, 1997.

         The Costa Bella Club is a condominium development. The plan is to have three phases of the development, Towers A, B and C. At this time Tower A is completed and Tower B is approximately half way built. Tower B contains 29 units with living space of approximately 48,760 square feet. There are five models that range in size from 936 to 2,809 square feet. All have ocean views. The resort has a pool, spa and clubhouse.

         Rosarito is about 45 minutes south of San Diego, California. It is on the beach and features golf, fishing, whale watching, hiking and horseback riding. The town recently attracted a great deal of attention when the movie Titanic was filmed there.


                                 CHANGE OF NAME

         The Company intends to change the name of the corporation to Aubryn International, Inc.


                      OFFICERS AND DIRECTORS OF THE COMPANY

         The following information sets forth information as to the persons who are Officers and Directors of Aubryn International, Inc.

Name                              Age              Position
----                              ---              --------

R. Bruce Harris                   47         President, Director

David L. Shade                    52         Director

Deng Shan                         47         Director

Aubrye A. Harris                  24         Chief Financial Officer, Director

James Baker                       62         Vice President Automotive

Harold McLendon                   58         Vice President Footware

         R. BRUCE HARRIS, President and a Director. Mr. Harris has a BS degree from Cal Poly Pomona. He was the founder of Aubryn International, Ltd. in 1993.

         DAVID L. SHADE, Director. Mr. Shade is an attorney.

         DENG SHAN, Director. Mr. Shan was the Director of the Nanshan Government Department of Science & Technology for five year. Currently he is the Director of the Chinese Government's Representative Office in European Countries & other foreign ventures. He is also Chairman of Kunming Xinmao Petrochemical Industrial Co., Everlasting Group Co., Ltd., Shenzhen Shekou Hitech Petrochemical Co., and Shenzhen Sparkle Science and Technology Co.

         AUBRYE A. HARRIS, Chief Financial Officer and a Director. Ms. Harris has a BS degree in International Management from the University of La Verne.

         JAMES BAKER, Vice President Automotive. Mr. Baker was director of fleet operations with Shaver Auto Center in San Bernardino, California from 1994 to 1997, and has been with the Company since 1997.

         HAROLD MCLENDON, Vice President Footware. Mr. McLendon was an independent consultant to the footware industry from 1990 to 1997, and has been with the Company since 1997.


                        SECURITY OWNERSHIP OF THE COMPANY

         The following table sets forth information as to the owners of 5% or more of the voting securities, and officers and directors of the new company:

Name of Beneficial Owner      Number of Shares            % of Ownership
------------------------------------------------------------------------

R. Bruce Harris (1)               3,661,780                     30%

David L. Shade                       30,000                      1%

Deng Shan                            50,000                      1%

Aubrye A. Harris                    520,000                      4%

James Baker                          10,000                      1%

Harold McLendon                      50,000                      1%

All officers and
Directors as a group              4,321,780                     35%

(1) Mr. Harris is the trustee for a family trust that holds 700,000 shares; his son is the owner of 500,000 shares and his wife is the owner of 500,000 shares.


              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              As stated under GAAP

         The following is the unaudited pro forma condensed balance sheet, as of March 31, 1998 for both Southwest Industrial Products, Inc. and Aubryn International, Ltd., showing the condensed balance sheet items, and the total for both combined, under generally accepted accounting principles.

                                           Historical                Pro forma
                                           ----------                ---------
                                    Southwest        Aubryn
                                    ---------        ------

Assets
  Current assets                    $  716,963      $  783,222       $ 1,500,185
  Fixed assets                      $2,837,500      $1,805,217       $ 4,642,717
  Other Assets                      $    --         $4,560,534       $ 4,560,534
                                                    ----------       -----------

                                    $3,554,463      $7,148,973       $10,703,436
                                                    ----------       -----------

Liabilities and Stockholders Equity
  Liabilities                       $2,572,229      $  905,491       $ 3,477,720
  Stockholders Equity               $  982,234      $6,243,482       $ 7,225,716
                                    ----------      ----------       -----------
  Book Value per Share              $      .03      $     1.16       $      1.19
                                    $3,554,463      $7,148,973       $10,703,436
                                    ----------      ----------       -----------


             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                              As stated under GAAP

         The following is the unaudited pro forma condensed income statement, as of March 31, 1998 for both Southwest Industrial Products, Inc. and Aubryn International, Ltd., showing the condensed income statement items, and the total for both combined, under generally accepted accounting principles.

                                           Historical                Pro forma
                                           ----------                ---------
                                    Southwest         Aubryn
                                    ---------         ------

Total Revenues                      $2,421,137      $    --          $ 2,421,137
Expenses                            $2,409,031      $ 1,343,218      $ 3,752,249
                                    ----------      -----------      ----------

Income (Loss)                       $   12,106      $(1,343,218)     $ 1,209,204
Per Share                           $    .0004      $      (.25)     $

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement") dated this 4th day of June, 1998, between Aubryn International, Ltd. (the "Company"), a Nevada corporation, and Southwest Industrial Products, Inc. (the "Purchaser") a Minnesota corporation,

         WHEREAS, the Company desires to merge with the Purchaser and the Purchaser with the Company, all upon the terms and subject to the conditions of this Agreement and the Plan of Merger attached as Exhibit A (the "Plan of Merger"); and

         WHEREAS, the Company and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the merger of the Company;

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties agree as follows:


                                    ARTICLE 1

                       THE MERGER; CLOSING; EFFECTIVE TIME

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in section 1.4) the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall cease (the "Merger"). The Purchaser shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Minnesota, and the separate corporate existence of the Purchaser with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger.

         1.2 TERMS OF MERGER. The Company shall transfer all shares of its common stock, which is all of its issued and outstanding common stock, to the Purchaser. The Purchaser agrees to issue 7,783,304 shares of its common stock, 500,000 shares of Class C preferred stock and 300,000 shares of Class D preferred stock to the shareholders of the Company.

         1.3 CLOSING. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Charles Clayton, Minneapolis, Minnesota on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement, at such time as the Company and Purchaser may agree, or (ii) on such other date and/or at such other place and time as the Company and Purchaser may agree.

         1.4 EFFECTIVE TIME. As soon as practicable following fulfillment or waiver of the conditions specified in Article VII, and provided that this Agreement has not been terminated or abandoned pursuant to Article VIII, the Company and the Purchaser will cause the Articles of Merger (the "Articles of Merger") to be executed and filed with the Secretary of State of Minnesota (the "State Commission"). The merger shall become effective on the date on which the Secretary of State issues a Certificate of Merger, and such time is referred to as the "Effective Time".


                                   ARTICLE II

                  ARTICLES OF INCORPORATION AND BY-LAWS OF THE
                                SURVIVING COMPANY

         2.1 THE ARTICLES OF INCORPORATION. The Articles of Incorporation of the Purchaser (the "Articles") in effect at the Effective Time shall be Articles of Incorporation of the Surviving Corporation, in accordance with the Minnesota Statutes.

         2.2 THE BY-LAWS. The By-Laws of the Purchaser in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, unless duly amended in accordance with its terms and the Minnesota Statutes.


                                   ARTICLE III

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

         3.1 OFFICERS AND DIRECTORS. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be directors and officers, of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles and By-Laws.


                                   ARTICLE IV

               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

         4.1 At the Effective Time, all shares of common stock of the Company issued and outstanding immediately prior to the Effective Time shall be exchanged for validly issued, fully paid and nonassessable shares of the Purchaser.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 CORPORATE ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to carry on its respective businesses as they are now being conducted. The Company has made available to Purchaser a complete and correct copy of the Company's Articles, and the Company's By-Laws. The Company's Articles and By-Laws so delivered are in full force and effect.

         5.2 CORPORATE AUTHORITY. Subject only to approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares, the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated. This Agreement is a valid and binding agreement of the Company.

         5.3 COMPLIANCE. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by the Company will not, constitute or result in (i) a breach or violation of, or a default under, the Articles or By-Laws of the Company or (ii) a breach or violation of, a default under, the acceleration of, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (with or without the giving of notice or the lapse of time), any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of the Company, or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company is subject, except, in the case of clause
(ii) above, for such breaches, violations, defaults, or accelerations which, alone or in the aggregate, will not have a material adverse effect on the financial condition, properties, business or results of operations of the Company.

         5.4 BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated.

         5.5 FINANCIAL STATEMENTS. The financial statements as of March 31, 1998, which have been delivered to Purchaser ("Company Financial Statements") are complete, accurate, and fairly present the financial condition of the Company as of the date and the results of its operation for the periods covered. To the best knowledge of the Company, there are no liabilities, either fixed or contingent, not reflected in the financial statements other than contracts or obligations in the ordinary and usual course of business, constituting liens or other liabilities which, if disclosed, would alter substantially the financial condition of the Company as reflected in the financial statements. These Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         5.6 LITIGATION AND PROCEEDINGS. To the best knowledge of the Company, it is not involved in any pending litigation or governmental investigation or proceeding not reflected in the financial statements, or otherwise disclosed in the Schedules and, to the best knowledge of the Company, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against the Company.

         5.7 TAX RETURNS. The Company has filed all tax returns, forms, or reports, which are due or required to be filed by it prior to this date and has paid or made adequate provisions for the payment of all taxes, penalty fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

         5.8 TITLE AND RELATED MATTERS. The Company has good and marketable title to all of its licenses, copyrights, trademark, patents, patents pending, properties, inventory, interests in properties, and other assets, real and personal, free and clear of all mortgages, liens, pledges, charges, or encumbrances except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and
(iii) as described in the financial statements or in Company Schedules. The Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, business plans, methods of management, or other information utilized in the conduct of the Company's business or operations, whether or not the value thereof is reflected in the most recent balance sheet included in the Company Schedules. The plants, structures, and equipment of the Company that are necessary or used in the operations of the business of the Company are in good operating condition and repair, normal wear and tear excepted.

         5.10 COMPANY SCHEDULES. The Company has delivered to Purchaser the following schedules which are collectively referred to as the "Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of the same date, all certified by the chief executive officer of the Company, as complete, true, and correct:

         (A) A schedule containing complete and correct copies of the articles of Incorporation and Bylaws of Company in effect as of the date of this Agreement;

         (B) A schedule containing a description of all real property owned or leased by the Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in real property with copies of the underlying documentation;

         (C) A schedule describing all material contracts, employee agreements, licenses, agreements, or other instruments to which the Company is a party or by which it or its properties or assets are bound;

         (D) A schedule describing all loans and mortgages for which Company is obligated and the terms;

         (E) A schedule setting forth a description of any material adverse change in business, operations, property, inventory, assets, or condition of the Company since March 31, 1998;

         (F) A schedule of all litigation or governmental investigation or proceeding which is pending or which, to the best knowledge of management, is threatened or contemplated;

         (G) A schedule of all outstanding options and warrants to acquire shares of common stock;

         (H) A schedule describing all joint ventures, partnerships or corporations in which the Company owns an interest or a right to acquire an interest;

         (I) A schedule of all documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Acquiree.

         5.11 CORPORATE ORGANIZATION AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Purchaser has the corporate power and authority to carry on its respective businesses as they are now being conducted. The Purchaser has made available to the Company a complete and correct copy of the Purchaser's Articles, and the Purchaser's By-Laws.
The Purchaser's Articles and By-Laws so delivered are in full force and effect.

         5.12 CORPORATE AUTHORITY. Subject only to approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares, the Purchaser has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated. This Agreement is a valid and binding agreement of the Purchaser.

         5.13 COMPLIANCE. The execution and delivery of this Agreement by the Purchaser do not, and the consummation of the transactions contemplated by the Purchaser will not, constitute or result in (i) a breach or violation of, or a default under, the Articles or By-Laws of the Purchaser or (ii) a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (with or without the giving of notice or the lapse of time), any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of the Purchaser or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Purchaser is subject, except, in the case of clause (ii) above, for such breaches, violations, defaults, or accelerations which, alone or in the aggregate, will not have a material adverse effect on the financial condition, properties, business or results of operations of the Purchaser.

         5.14 BROKERS AND FINDERS. Neither the Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated.


                                   ARTICLE VI

                                    COVENANTS

         6.1 ACQUISITION PROPOSALS. The Company will, and shall direct (and shall use its best efforts to cause) all of its officers and directors and employees and any investment banker, attorney, accountant or other agent retained by the Company not to, initiate or solicit any inquiries or the making of any proposal with respect to, or, except to the extent required by fiduciary obligations under applicable laws, as advised in writing by counsel, engage in negotiations concerning, or provide any confidential information or data or to have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, the Company. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to any of the foregoing. The Company will notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

         6.2 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that after this date and prior to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement):

         (a) the business of the Company shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, the Company shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

         (b) the Company shall not materially modify or amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary and usual course of business;

         6.3 MEETINGS OF THE SHAREHOLDERS. As soon as practicable after this date, Purchaser and the Company shall prepare a joint proxy/registration statement (the "Registration Statement"), which shall comply as to form with all applicable law and its governing instruments to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Plan of Merger and the Merger. Subject to fiduciary requirements of applicable law, the respective boards of directors of each of Purchaser and the Company shall recommend such approval and take all lawful action to solicit such approval; provided, however, and notwithstanding any other provision in this Agreement to the contrary, if either Purchaser or the Company should experience any development or combination of developments having a material adverse effect on the financial condition, properties, business or results of operations of Purchaser, taken as a whole, or the Company, taken as a whole, as the case may be, other than as a result of factors affecting the industry or the economy generally, then the board of directors of the other Company may withdraw its recommendation of the merger and may postpone the meeting of its shareholders to allow adequate time to disseminate relevant disclosure material. The Company agrees, as to information with respect to the Company, its officers, directors, and shareholders contained when the Registration Statement becomes effective and at the date of the meeting of the respective shareholders of Purchaser and the Company, will not include an untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statement not misleading.


                                   ARTICLE VII

                                   CONDITIONS

         7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AND COMPANY. The respective obligations of Purchaser and the Company to consummate the merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser or the Company as the case may be, to the extent permitted by applicable law:

         (a) Shareholder Approval. This Agreement shall have been duly approved by the holders of (i) at least a majority of the voting power of the outstanding shares of the Purchaser common stock, voting together as a single class, in accordance with applicable law and the Certificate of Incorporation and By-Laws of Purchaser and (ii) a majority of the outstanding shares, in accordance with applicable law and the Articles and By-Laws of the Company.

         (b) Continuing Warranties, Certificate. The representations and warranties of the Company contained in this Agreement shall be correct on and as of the Effective Time in all material respects with the same effect as though made and as of such date, except for the changes contemplated by this Agreement, and the Company shall have performed in all material respects all of its obligations to be performed, and Purchaser shall have received at the Effective Time a certificate to that effect, dated the Effective Time, and executed on behalf of the Company by an executive officer of the Company. Notwithstanding anything in the foregoing to the contrary, this Section 7.1(b) shall be deemed to have been fulfilled regardless of whether the representations contained in Section
                  5.1 shall not be so correct or the covenants in Sections 6.1 and 6.2 to the extent it is applied to these sections.

         7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

         (a) Shareholder Approval. This Agreement shall have been duly approved by the holders of (i) at least a majority of the voting power of the outstanding shares of the Purchaser common stock, voting together as a single class, in accordance with applicable law and the Certificate of Incorporation and By-Laws of Purchaser and (ii) a majority of the outstanding shares, in accordance with applicable law and the Articles and By-Laws of the Purchaser.

         (b) Continuing Warranties, Certificate. The representations and warranties of the Purchaser contained in this Agreement shall be correct on and as of the Effective Time in all material respects with the same effect as though made and as of such date, except for the changes contemplated by this Agreement, and the Purchaser shall have performed in all material respects all of its obligations to be performed, and Company shall have received at the Effective Time a certificate to that effect, dated the Effective Time, and executed on behalf of the Purchaser by an executive officer of the Purchaser.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, before or after the approval by shareholders of the parties by the mutual consent of Purchaser and the Company by action of their respective boards of directors.

         8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the merger pursuant to this Article VIII, no party (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in
Section 9.2 and except that nothing will relieve any party from liability for any breach of this Agreement.


                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

         9.1 PAYMENT OF EXPENSES. Whether or not the merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the merger.

         9.2 SURVIVAL. The agreements shall survive the consummation of the merger.

         9.3 MODIFICATION OR AMENDMENT. Subject to the Minnesota Statutes, at any time prior to the Effective Time, the parties may, by written agreement, make any modification or amendment of this Agreement approved by their respective boards of directors. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties. After the Effective Time, none of the agreements may be amended.

         9.4 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.5 COUNTERPARTS. For the convenience of the parties this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all counterparts shall together constitute the same agreement.

         9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota regardless of the laws that might otherwise govern under applicable principles of conflicts of law except that the provisions of this Agreement relating to the merger shall also be governed by the laws of the State of Minnesota.

         9.7 NOTICES. Any notice, request, instruction, or other document to be given by any party to the other, shall be in writing and delivered personally or sent by a registered or certified mail, postage prepaid to the Company to R. Bruce Harris, 1152 North Mountain Avenue, Suite 210, Upland, California 91786, and to the Purchaser to Lindsey Vinson, 2710 Stemmons Freeway, Dallas, Texas 75201, or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         9.8 ENTIRE AGREEMENT, ETC. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter and (b) shall not be assignable by operation of law or obligation to, or rights in respect of, any persons other than the parties, it being expressly agreed that all of the persons (and their successors and assigns) who are beneficiaries of such sections or schedule (whether as individuals or as members of a class or group) shall be entitled to enforce such sections and schedule against Purchaser or the surviving corporation or of the Purchaser.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                           AUBRYN INTERNATIONAL, LTD.


                           By: /s/ R. Bruce Harris
                              --------------------------

                           Name: R. Bruce Harris
                                ------------------------

                           Title: President
                                 -----------------------

                           SOUTHWEST INDUSTRIAL PRODUCTS, INC.


                           By: /s/ Lindsey Vinson
                              --------------------------

                           Name: Lindsey Vinson
                                ------------------------

                           Title: President
                                 -----------------------

                                 PLAN OF MERGER


SECTION 1. CORPORATIONS PLANNING TO MERGE.

         Aubryn International, Ltd. (Aubryn), a Nevada corporation shall be merged with Southwest Industrial Products, Inc. (Southwest), a Minnesota, corporation. At the Effective Time the corporate existence of Aubryn shall cease. Southwest shall be the surviving corporation, and shall continue to be governed by the laws of the State of Minnesota.

SECTION 2. TERMS AND CONDITIONS.

         2.1 The merger shall be effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Minnesota.

         2.2 The Articles of Incorporation shall be the Articles of Incorporation of Southwest.

         2.3 The By-Laws shall be the By-Laws of Southwest.

         2.4 The Directors and Officers shall be the Directors and Officers of Southwest.

SECTION 3. MANNER AND BASIS OF CONVERTING THE SHARES.

         3.1 At the Effective Time, all of the shares of the common stock of Aubryn issued and outstanding immediately before the Effective Time shall be retired.

         3.2 Promptly after the Effective Time Southwest shall cause to be mailed to each person who was at the Effective Time a holder of record of shares of Aubryn common stock his pro rata share of 7,783,304 shares of common stock, 500,000 shares of Class C preferred stock and 300,000 shares of Class D preferred stock.

         IN WITNESS WHEREOF, the parties have executed this Plan of Merger this 4th day of June, 1998.



Aubryn International, Ltd.                  Southwest Industrial Products, Inc.



by /s/ R. Bruce Harris                   by /s/ Lindsey Vinson
   ----------------------------------       ------------------------------------
President                                President

                                 C O N T E N T S
     Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . 1

     Balance Sheet at September 30, 1997 and December 31, 1996. . . . . . . 2-3

     Statement of Operations for the Nine Months Period Ended
        September 30, 1997 and for the Year Ended December 31, 1996 . . . . 4

     Statement of Stockholders' Equity for the Period From Inception
        (June 11, 1993) through September 30, 1997. . . . . . . . . . . . . 5-6

     Statement of Cash Flows for the Nine Months Period Ended
        September 30, 1997 and for the Year Ended December 31, 1996 . . . . 7-8

     Notes to the Financial Statements  . . . . . . . . . . . . . . . . . . 9-15

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Aubryn International Ltd.
Upland, CA 91786

We have audited the accompanying balance sheet of Aubryn International Ltd. (the Company), as of September 30, 1997 and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the nine months period then ended and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1997 and December 31, 1996 and the results of its operations and its cash flows for the nine months period then ended and the year then ended in conformity with generally accepted accounting principles.


Clancy  and Co., P.L.L.C.
Phoenix, Arizona
December 20, 1997

                            AUBRYN INTERNATIONAL LTD.
                                  BALANCE SHEET
                    SEPTEMBER 30, 1997 AND DECEMBER 31 , 1996

                                     ASSETS
                                                                         1997            1996
                                                                         ----            ----
Current Assets
   Cash                                                              $     2,407      $    80,000
   Marketable Securities-Trading (Note 3)                                 30,612          474,120
   Accounts Receivable-Other                                              10,000                0
   Note Receivable (Note 4)                                               43,000           43,000
                                                                     -----------      -----------
Total Current Assets                                                      86,019          597,120

Property and Equipment (Note 5)
   Office Equipment                                                       32,512           29,200
   Automobiles                                                            98,298           98,298
                                                                     -----------      -----------
                                                                         130,810          127,498
   Less Accumulated Depreciation                                          57,842           29,174
                                                                     -----------      -----------
Total Property and Equipment                                              72,968           98,324

Other Assets
   Joint Venture Wuahan Huamei (Note 6)                                1,559,109           20,000
   Investment-Mexican Tourist Properties (Note 7)                      3,500,000                0
   Prepaid Expenses                                                       22,000           22,000
   Investments (Note 8)                                                        0          457,765
   Notes Receivable (Note 8)                                             457,000                0
                                                                     -----------      -----------
Total Other Assets                                                     5,538,109          499,765
                                                                     -----------      -----------

Total  Assets                                                        $ 5,697,096      $ 1,195,209
                                                                     ===========      ===========

     The accompanying notes are integral part of these financial statements.



                            AUBRYN INTERNATIONAL LTD.
                                  BALANCE SHEET
                    SEPTEMBER 30, 1997 AND DECEMBER 31 , 1996

                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                         1997             1996
                                                                         ----             ----

Current Liabilities
   Accounts Payable                                                        3,714            3,447
   Bank Overdraft                                                          3,204                0
   Notes Payable-Related Party (Note 9)                                   19,000           25,000
   Notes Payable-Installment, Current Portion (Note 10)                   16,521           16,521
   Accrued Expenses                                                      244,500          105,000
                                                                     -----------      -----------
Total Current Liabilities                                                286,939          149,968

Long Term Liabilities
   Notes Payable-Installment, Noncurrent Portion (Note 10)                47,725           58,443
   Notes Payable-Stockholders (Note 11)                                    4,120          150,000
                                                                     -----------      -----------
Total Long Term Liabilities                                               51,845          208,443
                                                                     -----------      -----------

Total Liabilities                                                        338,784          358,411

Stockholders' Equity
  Preferred Stock: Authorized $0.001 Par Value, 10,000,000
   Shares; Issued and Outstanding, 500,000 Shares at September
   30, 1997 and 0 Shares at December 31, 1996                                500                0

  Common Stock: Authorized $0.001 Par Value, 25,000,000
   Shares; Issued and Outstanding, 3,724,500 Shares at September
   30, 1997 and 3,662,500 Shares at December 31, 1996                      3,725            3,663
  Additional Paid In Capital                                           5,559,143          487,637
  Retained Earnings (Deficit)                                           (205,056)         345,498
                                                                     -----------      -----------
Total Stockholders' Equity                                             5,358,312          836,798
                                                                     -----------      -----------

Total Liabilities and Stockholders' Equity                           $ 5,697,096      $ 1,195,209
                                                                     ===========      ===========

     The accompanying notes are integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                             STATEMENT OF OPERATIONS
               FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                                 For the Nine
                                                    Months       For the Year
                                                 Period Ended        Ended
                                                  September        December
                                                   30, 1997        31, 1996
                                                   --------        --------

Revenues                                         $         0      $    59,406

Expenses
   General and Administrative                        294,212          247,817
                                                 -----------      -----------

Net Operating Loss                                  (294,212)        (188,411)

Other Income (Expense)
   Interest Income                                         0               83
   Loss on Sale of Investment                           (765)               0
   Gain on Sale of Securities                            558           26,245
   Temporary Increase (Decrease) in Value of
    Marketable Securities                           (256,135)         656,468
                                                 -----------      -----------
Total Other Income (Expense)                        (256,342)         682,796
                                                 -----------      -----------

Provision for Income Taxes - Note 11                       0                0
                                                 -----------      -----------

Net Income (Loss) Available to Common
Shareholders                                     $  (550,554)     $   494,385
                                                 ===========      ===========

Net Income (Loss) Per Share of Common Stock      $     (0.15)     $      0.14
                                                 ===========      ===========

Weighted Number of Common Shares and Common
Share Equivalents Outstanding                      3,683,167        3,527,250
                                                 ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE PERIOD FROM INCEPTION (JUNE 11, 1993)
                           THROUGH SEPTEMBER 30, 1997

                                                                                                               Loss
                                                                                                           Accumulated
                                                                                               Additional  During the
                                                 Preferred   Stock      Common      Stock       Paid In    Development
                                                  Shares     Amount     Shares      Amount      Capital       Stage        Total
                                                  ------     ------     ------      ------      -------       -----        -----
Issuance of Common Stock For Cash at $.001 Per
  Share on December 31, 1993                                $         1,000,000   $   1,000   $    9,000   $             $   10,000

Income (Loss) Year Ended December 31, 1993                                                                           0            0
                                                 ---------  --------  ---------   ---------   ----------   -----------   ----------
Balance, December 31, 1993                               0         0  1,000,000       1,000        9,000             0       10,000

Loss For the Year Ended December 31, 1994                                                                      (31,426)     (31,426)
                                                 ---------  --------  ---------   ---------   ----------   -----------   ----------
Balance, December 31, 1994                               0         0  1,000,000       1,000        9,000       (31,426)     (21,426)

Issuance of Common Stock For Cash at $.25 to
  $1.00 Per Share During the Year Ended
  December 31, 1995                                                   2,392,000       2,392      218,408                    220,800

Loss For the Year Ended December 31, 1995                                                                     (117,461)    (117,461)
                                                 ---------  --------  ---------   ---------   ----------   -----------   ----------
Balance, December 31, 1995                               0         0  3,392,000       3,392      227,408      (148,887)      81,913

Issuance of Common Stock For Cash at $.50 to
  $1.00 Per Share During the Year Ended
  December 31, 1996                                                     270,500         271      260,229                    260,500

Income For the Year Ended December 31, 1996                                                                    494,385      494,385
                                                 ---------  --------  ---------   ---------   ----------   -----------   ----------
Balance, December 31, 1996                               0         0  3,662,500       3,663      487,637       345,498      836,798

Investment in Joint Venture on February 23, 1997                                               1,448,335                  1,448,335

Issuance of Common Stock For Cash at $2.00 Per
  Share Through September 30, 1997                                       62,000          62      123,938                    124,000


   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE PERIOD FROM INCEPTION (JUNE 11, 1993)
                           THROUGH SEPTEMBER 30, 1997

                                                                                                               Loss
                                                                                                            Accumulated
                                                                                                Additional  During the
                                                   Preferred  Stock    Common      Stock         Paid In    Development
                                                    Shares    Amount   Shares      Amount        Capital       Stage        Total
                                                    ------    ------   ------      ------        -------       -----        -----
Less Offering Costs                                                                                 (267)                      (267)
Issuance of Preferred Stock in Exchange for 50%
  Interest in Various Companies
                                                   500,000       500                           3,499,500                  3,500,000
Loss For the Nine Months Period Ended
  September 30, 1997
                                                                                                              (550,554)    (550,554)
                                                 ---------  --------  ---------   ---------   ----------   -----------   ----------

Balance, September 30, 1997                        500,000  $    500  3,724,500   $   3,725   $5,559,143   $  (205,056)  $5,358,312
                                                 =========  ========  =========   =========   ==========   ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                             STATEMENT OF CASH FLOWS
               FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                 Nine
                                                                Months
                                                                Period
                                                                 Ended        Year Ended
                                                               September       December
                                                               30, 1997        31, 1996
                                                               --------        --------
Cash Flows from Operating Activities
  Net Income (Loss)                                          $  (550,554)    $   494,385
   Depreciation                                                   28,668          29,174
  Adjustments to Reconcile Net Income (Loss) to Net
    Cash Provided by (Used in) Operating Activities
      Changes in Assets and Liabilities
         (Increase) Decrease in Accounts Receivable              (10,000)              0
         (Increase) Decrease in Other Assets                           0         (22,000)
          Increase (Decrease) in Accounts Payable                    267           2,526
          Increase ( Decrease) in Bank Overdraft                   3,204               0
          Increase (Decrease) in Accrued Expenses                139,500         105,000
                                                             -----------     -----------
      Total Adjustments                                          161,639         114,700
                                                             -----------     -----------
Net Cash Provided by (Used in) Operating Activities             (388,915)        609,085

Cash Flows From Investing Activities
   Purchase of Property and Equipment                             (3,312)       (127,498)
   Purchase of Marketable Securities                             443,478        (408,586)
   Purchase of Investments                                       (89,979)       (477,765)
                                                             -----------     -----------
Net Cash Flows Provided by (Used in) Investing Activities        350,187      (1,013,849)

Cash Flows from Financing Activities
   Proceeds From Sale of Common Stock                            123,733         260,500
   Proceeds From Notes Payable                                         0         129,138
   Net Proceeds (Repayments) From Officer Loans                 (145,880)        150,000
   Payments on Notes Payable-Related Parties                      (6,000)              0
   Payments on Notes Payable                                     (10,718)        (29,174)
   Notes Receivable Advanced                                           0         (43,000)
                                                             -----------     -----------

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                             STATEMENT OF CASH FLOWS
               FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                 Nine
                                                                Months
                                                                Period
                                                                 Ended        Year Ended
                                                               September       December
                                                               30, 1997        31, 1996
                                                               --------        --------
Net Cash Provided by (Used in) Financing Activities          $   (38,865)    $   467,464
                                                             -----------     -----------

Increase (Decrease) in Cash and Cash Equivalents                 (77,593)         62,700

Cash and Cash Equivalents, Beginning of Period                    80,000          17,300
                                                             -----------     -----------

Cash and Cash Equivalents, End of Period                     $     2,407     $    80,000
                                                             ===========     ===========


Supplemental Information
------------------------
Cash paid for:
   Interest                                                  $         0     $         0
                                                             ===========     ===========

   Income taxes                                              $         0     $         0
                                                             ===========     ===========

NonCash Transactions:
Investment in Joint Venture                                  $ 1,448,335     $         0
                                                             ===========     ===========
Preferred Stock Exchanged for 50% interest in Various
    Companies
                                                             $ 3,500,000     $         0
                                                             ===========     ===========
Exchange of Shares for a Note Receivable                     $   457,000     $         0
                                                             ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 1 - ORGANIZATION

         Aubryn International Ltd. (the Company) was incorporated under the laws of the State of Nevada on June 11, 1993, with an authorized capital of 25,000,000 shares of common stock with a par value of one mil ($0.001) per share. On July 2, 1997, the Company amended its Articles of Incorporation authorizing 10,000,000 shares of preferred stock at $0.001 par value. The Company has developed and is marketing an Extended Coverage Automotive Protection Plan for the Chinese automotive marketplace.

         On December 31, 1993, the Company issued 1,000,000 shares of common stock for cash at $0.001, or $10,000.

         During the year ended December 31, 1995, the Company issued 2,000,000 shares of common stock for cash at $0.25 per share or $20,000, and 392,000 shares of common stock for cash at a range of $.25 to $1.00 per share, or $200,800.

         During the year ended December 31, 1996, the Company issued 270,500 shares of common stock for cash at a range of $.50 to $1.00 per share, or $260,500.

         During the month of June, 1997, the Company pursuant to a Regulation D Offering Memorandum offered 500,000 shares common stock for sale at $2.00 per share.

         During the period April through September 30, 1997, the Company issued 62,000 shares of common stock for cash under the offering memorandum at $2.00 per share, or $124,000, less offering costs of $267, or a net of $123,733.

         On September 28, 1997, the Company issued 500,000 of Preferred Stock in Exchange for 50% Interest in Various Companies.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         A. Accounting Method

         The Company's financial statements are prepared using the accrual method of accounting.

         B. Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

         C. Income or Loss Per Share

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The computations of income or loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements.

         D. Depreciation

         The cost of property, plant and equipment is depreciated over the useful lives of the related assets. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

         Estimated lives of assets are as follows:

                  Office Equipment                3-5 years
                  Automobiles                       3 years

         E. Revenue Recognition

         The Company recognizes revenues when services are performed, or other activities are completed that constitute the entity's ongoing operations.

         F. Use of Estimates

         Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

         G. Presentation

         Certain accounts from prior years have been reclassified to conform with the current year's presentation.

         H. Pending Accounting Pronouncements

         It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - MARKETABLE SECURITIES - TRADING

         The following is a summary of Marketable Securities-Trading at September 30, 1997:

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 3 - MARKETABLE SECURITIES - TRADING (CONTINUED)

                                               Price Per                  Market
                                     Shares      Share       Cost         Value

         Largo Vista Group, Ltd.         500    $ 0.12     $     95     $     60
         Money Market Assets             552      1.00          552          552
         Capital Assurance
             Corporation             250,000      0.12       30,000       30,000
                                                           --------     --------
         Total                                             $ 30,647     $ 30,612
                                                           ========     ========

         The following is a summary of Marketable Securities-Trading at December 31, 1996:

                                                                                     Temporary
                                                                                      Increase
                                               Price Per                 Market      In Value of
                                     Shares      Share        Cost        Value      Securities
                                     ------      -----        ----        -----      ----------
         Largo Vista Group, Ltd.    984,500     $ 0.45     $  187,055   $ 443,025     $ 255,970
         Prudential Securities        1,095       1.00          1,095       1,095             0
         Capital Assurance
             Corporation            250,000       0.12         30,000      30,000             0
                                                           ----------   ---------     ---------
         Total                                             $  218,150   $ 474,120     $ 255,970
                                                           ==========   =========     =========

NOTE 4 - NOTES RECEIVABLE

         Notes Receivable is a secured note in the original amount of $63,000 dated May 4, 1995, payable at the rate of $1,000 per month with interest at the rate of 0% per annum. The balance at September 30, 1997 and December 31, 1996 was $43,000.

NOTE 5 - PROPERTY AND EQUIPMENT

         Depreciation expense in the amount of $28,668 and $29,174 was charged to operations during the period ended September 30, 1997 and December 31, 1996, respectively.

NOTE 6 - JOINT VENTURE - WUAHAN HUAMEI

         On February 27, 1997, the Company entered into a joint venture agreement with Wuhan Badamateral Industry Co., P. R. China, whereby the Company has a 60% interest and Wuhan Badamateral Industry Co., P. R. China has a 40% interest. The Company has committed to furnish $600,000 in equipment, $400,000 in technology

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 6 - JOINT VENTURE - WUAHAN HUAMEI (CONTINUED)

         transfer, and $200,000 in cash. As of September 30, 1997 the Company has contributed $1,079,109 to the joint venture. Additionally, land and buildings located in Wuahan have been purchased by the joint venture in the amount of $480,000. The name of the joint venture company is Wuhan Huamei General Motors Automotive Service Co., Ltd.

NOTE 7 - INVESTMENT - MEXICAN TOURIST PROPERTIES

         On September 28, 1997, the Company exchanged 500,000 shares of Preferred Stock at $7 per share for 50% interest in the following Mexican Companies: Inversiones Turisticas Aljusa, S.A. de C.V., Turisticas Todos Santos, S.A. de C.V., Lomas Malibu S.A. de C.V., and Hacienda Del Estero S.A. de C.V. The transaction was valued at $3,500,000.

NOTE 8 - INVESTMENTS

         Investments represent 5,100 shares of the outstanding stock of National Equity Lendors, Inc., recorded at cost from National Equity Lendors, Inc. audited financial statements as of December 31, 1996. National Equity Lendors, Inc. is a mortgage bank and is in the process of setting up its office and funding lines. On September 15, 1997, the Company exchanged its 5,100 shares of National Equity Lendors, Inc. stock for a Note Receivable from National Equity Lendors, Inc. The note is payable over a ten year period at 8% per annum, with no interest payable in the first year and interest only payable in the second year, and with principal and interest payments due at the beginning of the third year.

NOTE 9 - NOTES PAYABLE - RELATED PARTY

         Notes Payable-Related Party is a unsecured note payable to Liberty Limited, dated May 10, 1994, with interest payable at the rate of 10% per annum. The note is due May 10, 1998. The balance due at September 30, 1997 and December 31, 1996 was $19,000 and $25,000, respectively.

NOTE 10 - NOTES PAYABLE - INSTALLMENT

         The following is a schedule of notes payable at September 30, 1997 and December 31, 1996:

                                                                       1997         1996
                                                                       ----         ----
         World Omni Financial Corp. Installment note dated
         January 1, 1996 in the original amount of $32,438
         plus interest at the rate of 15% per annum. The note
         is payable monthly for 72 months at the rate of $528.49.
         Secured by 1996 Mercedes automobile.                        $ 22,301    $  27,047

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 10 - NOTES PAYABLE - INSTALLMENT (CONTINUED)

                                                                      1997          1996
                                                                      ----          ----
         GMAC Installment note dated February 8, 1996 in the
         original amount of $44,718 plus interest at the rate of
         15% per annum. The note is payable monthly for 36
         months at the rate of $572.60. Secured by 1995
         Chevrolet Model LL automobile.                              30,061         32,066

         Toyota Motor Credit Corporation Installment note
         dated January 31, 1996 in the original amount of
         $21,141 plus interest at the rate of 15% per annum. The
         note is payable monthly for 36 months at the rate of
         $518.66. Secured by 1996 Toyota Camry automobile.           11,884         15,851
                                                                   --------       --------
         Total                                                     $ 64,246       $ 74,964

         Less Current Portion                                        16,521         16,521
                                                                   --------       --------

         Balance                                                   $ 47,725       $ 58,443
                                                                   ========       ========

NOTE 11 - NOTES PAYABLE - STOCKHOLDERS

         Note Payable-Stockholders are unsecured notes, dated September 30, 1997, in the original amount of $4,120, payable on demand, with 8% interest per annum.

NOTE 12 - LEASES

         The Company leases 1299 square feet of office space located at 115 North Mountain, Suite 210, Upland, California. The lease is a month-to-month lease in the amount of $1,143, beginning January 5, 1996 and cancelable upon 30 days written notice.

         Additionally, the Company leases 800 square feet of office space located at 1850 E. Flamingo, Suite 111, Las Vegas, Nevada. The lease is a month-to-month lease in the amount of $1,000.

         Rent expense charged to operations was $9,622 for the nine months ended September 30, 1997 and $2,400 for the year ended December 31, 1996.

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 13 - INCOME TAXES

         No provision has been made for income taxes, as the Company has elected S Corporation Status, effective on August 1, 1993, whereby the income or loss of the Company is reported in the income tax return of the shareholder. The Company's S election was revoked effective January 1, 1997. However, no provision has been made for the period ended September 30, 1997 as a result of the current year loss to date.

NOTE 14 - PENDING LITIGATION

         On November 27, 1996, the Company filed a lawsuit (Case No. RCV 25171) in the Superior Court of Rancho Cucamonga, CA for possession of Personal Property Claim and Delivery, Specific Performance, Injunctive Relief Conversion, and Fraud. The nature of the case rests on a claim for possession of the controlling stock previously paid for by the Company, for a Shell Corporation (Filmagic, Inc.) Presently, a stipulation is in effect whereby the Defendants' have agreed to pay to the Company the sum of $125,000 within 60 days of March 16, 1997 or transfer the stock to a receivor appointed by the Court.

NOTE 15 - SUBSEQUENT EVENTS - UNAUDITED

         1. The Company has sold approximately 468,320 shares at $2.00 per share, or $936,640 from September 30, 1997 through December 31, 1997 in connection with its 504 Offering Memorandum. Additionally, 78,230 shares of restricted stock was sold at $2.00 per share, or $156,460 through December 31, 1997.

         2. The acquisition of 90% of the Chinese District Company, BADA Materials Company (BADA) which consist of a shoe manufacturing company, a jewelry store and a textiles company, operating under the names Wuhan Heng-Chang Shoes, Wuhan Hauging Jewelry and Wuhan Heng-Chang Textiles was completed . The acquisition was completed by exchanging 200,000 shares of the Company's preferred stock at $15.00 per share or a total of $3,000,000. The preferred stock is convertible into common stock, four years from the date of the agreement at $15.00 per share. The Company has agreed to contribute up to $1,000,000 to BADA over the next two years.

         3. The acquisition is subject to a audit under U. S. generally accepted auditing standards. Under the agreement, the 90% interest has to be at least $4,500,000, and any amount under the minimum will be supplemented by providing additional assets or by accepting a higher conversion price on the preferred stock.

         4. The Company purchased approximately $185,000 of additional equipment from

   The accompanying notes are an integral part of these financial statements.

                            AUBRYN INTERNATIONAL LTD.
                          NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

NOTE 15 - SUBSEQUENT EVENTS - UNAUDITED (CONTINUED)

               Bondsun Company of San Francisco, California, that was shipped to Wuhan China during the months of November and December, 1997. The equipment is to be installed in the Huamei General Motors Automotive Service Co. facility.

         5. The Company has had warranty sales from the Wuhan office of Huamei General Motors Automotive Service Co., Ltd. of approximately 700 warranty policies, all of which have been placed in the Receivable Trust deposits account in Wuhan, China, until January 22, 1998, at which time the Wuhan office will become operational. The policies were sold at an average price of $1,400 each or a total of $980,000. After operations begin, vehicles can be inspected and revenues can be recognized as inspections are completed.

   The accompanying notes are an integral part of these financial statements.

                 SOUTHWEST INDUSTRIAL PRODUCTS AND SUBSIDIARIES
                                  CONSOLIDATED
                                INCOME STATEMENT
                        10 MONTHS ENDED - MARCH 31, 1998


Income                                                            2,421,137.70

Office Expenses

           Accounting                                 210.00
           Automobile                               3,192.37
           Bank Charges                             1,861.00
           Cash Discounts                           1,668.95
           Commission                              67,376.35
           Copy Services                              173.47
           Courier                                    385.80
           Dividends Paid                          27,285.66
           Equipment Purchase                      12,961.65
           Equipment Rental                        60,087.03
           Filing Fees                              1,980.00
           Freight                                 84,683.35
           Insurance:                              58,943.76
           License and Permits                      1,988.94
           Materials                              587,708.72
           Medical                                  8,731.67
           Miscellaneous                           44,996.17
           Overnight Express                          673.50
           Payroll Expense                        940,962.07
           Postage & Delivery                      79,666.63
           Printing & Reproduction                 19,630.24
           Professional fees                        6,000.00
           Rent                                   166,361.74
           Repairs                                 37,170.31
           Security                                 2,343.46
           Subscriptions                              197.00
           Supplies                               106,538.72
           Taxes                                   12,591.55
           Telephone                               12,067.80
           Travel & Entertainment                   7,014.90
           Utilities                              107,578.07

Total Expenses                                                    2,409,030.98
                                                                  ------------

Net                                                                  12,106.72

              SOUTHWEST INDUSTRIAL PRODUCTS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF ASSETS,
                             LIABILITIES AND EQUITY
                              AS OF MARCH 31, 1998
                                   (UNAUDITED)

                                     ASSETS

Current Assets:
   Cash                                               22,698.00
   Accounts Receivable                               384,265.00
   Inventory and work in progress                    310,000.00
            Total Current Assets                                  $  716,963.00

Property and Equipment:
   Equipment                                       2,750,000.00
   F, F & E                                           30,000.00
   Vehicle                                             7,500.00
   Leasehold improvements                             50,000.00
   Total Property and Equipment                                   $ 2,837,500.00
                                                                  --------------
   Total Assets                                                   $ 3,554,463.00
                                                                  ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                   55,910.00
            Total Current Liabilities                                $ 55,910.00

Long - Term Liabilities:
   Bay Business Credit:                            2,516,319.00
            Total Long Term Liabilities                            $2,516,319.00

Common Stock Equity                                                $  299,683.00
Preferred Stock Equity                                             $  682,551.00
                                                                   -------------


Total Liabilities and Stockholders Equity                          $3,554,463.00
                                                                   =============

                           AUBRYN INTERNATIONAL LTD.
                                 BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                        MAR 31, '98
                                                 -----------------------

ASSETS
  Current Assets
    Checking/Savings
      Bank of China                                           126,000.00
      Wells Fargo-Mont. Branch                                    663.21
      Wells Fargo-Nevada AIL                                   33,994.13
                                                ------------------------
    Total Checking/Savings                                    160,657.34

    Accounts Receivable
      Accounts Receivable                                     349,386.00
                                                ------------------------
    Total Accounts Receivable                                 349,386.00

    Other Current Assets
      Customer Warranty Deposits                              525,726.00
      H&R loans                                                10,000.00
      Interco loans-National Equity                             3,839.28
      Marketable Securities
        Capital Assurance Stock                   30,000.00
                                                -----------
      Total Marketable Securities                              30,000.00
      Notes Receivable                                         43,000.00
                                                ------------------------
    Total Other Current Assets                                612,565.28
                                                ------------------------
  Total Current Assets                                      1,122,608.62

  Fixed Assets
    Chinese Joint Ventures
      China Property Deposit                      20,000.00
      Chinese J/V Wuhan Huamei                   425,000.00
      J V DIRECT                                 141,141.67
      Service Equipment (China)                  140,978.00
      Wuhan Huamei Buildings                     580,000.00
      Wuhan Huamei J/V Elect. Analyzer           423,741.23
                                                -----------
    Total Chinese Joint Venture                             1,730,860.90

    Property and Equipment
      Equipment                                    3,179.82
      Furniture and Fixtures                      42,075.93
      Less Depreciation                          -11,680.00
                                                -----------
    Total Property and Equipment                               33,575.75

    Vehicle-Mercedes

      Cost                                        32,437.86
      Less Depreciation                          -14,390.60
                                                -----------
    Total Vehicle-Mercedes                                     18,047.26

    Vehicle-Suburban
      Cost                                        44,718.52
      Less Depreciation                          -29,719.60
                                                -----------

    Total Vehicle-Suburban                                     14,998.92

    Vehicle-Toyota
      Cost                                        21,141.20
      Less Depreciation                          -13,407.80
                                                -----------
    Total Vehicle-Toyota                                        7,733.40
                                                ------------------------
  Total Fixed Assets                                        1,805,216.23

  Other Assets
    China Footware-Everlast Shoe Co                         5,000,000.00
    Film JV                                                    10,000.00
    Investment-Biotech                                         27,500.00
    Mexican Tourist Properties
      Inversiones Turisticas Aljusa            2,190,112.10
      Lornas Malibu SA                           620,750.00
      Turisticas Todos Santos                    901,950.00
                                               ------------

                           AUBRYN INTERNATIONAL LTD.
                                 BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                        MAR 31, '98
                                                  ----------------------

    Total Mexican Tourist Properties                        3,712,812.10

    Notes Receivable-National Equ                             457,000.00
    Notes Receivable-Officers                                 331,222.71
    Prepaid Expenses                                           22,000.00
                                                  ----------------------
  Total Other Assets                                        9,560,534.81
                                                  ----------------------
TOTAL ASSETS                                               12,488,389.66
                                                  ======================
LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Accounts Payable
        Accounts Payable                                      503,714.00
                                                  ----------------------
      Total Accounts Payable                                  503,714.00

      Other Current Liabilities
        Accrued Expenses                                      233,385.10
        Liberty Limited                                        12,000.00
        Unearned Revenue                                      525,726.00
                                                  ----------------------
      Total Other Current Liabilities                         771,111.10
                                                  ----------------------
    Total Current Liabilities                               1,274,825.10

    Long Term Liabilities
      Note Payable-GMAC-Suburban                               20,616.09
      Note Payable-Toyota Credit                                6,204.54
      Notes Payable-Install-Mercedes                           11,889.09
      Stock Holder Notes
        Aubryn Harris                               11,088.59
        R. Brandyn Harris                              500.00
        R. Bruce Harris                             80,368.36
                                                  -----------
      Total Stock Holder Notes                                 91,956.95
                                                  ----------------------
    Total Long Term Liabilities                               130,666.67
                                                  ----------------------
  Total Liabilities                                         1,405,491.77

  Equity
    Common Stock-Auth-25M shares                            1,255,746.59
    Paid in Capital                                         7,179,019.94
    Preferred Stock                                         3,250,500.00
    Retained Earnings                                        -691,338.56
    Net Income                                                 88,939.92
                                                  ----------------------
  Total Equity                                             11,082,867.89
                                                  ----------------------

TOTAL LIABILITIES & EQUITY                                 12,488,359.66
                                                  ======================

                            AUBRYN INTERNATIONAL LTD.
                                 PROFIT AND LOSS
                           JANUARY THROUGH MARCH 1998

                                                        JAN - MAR '98
                                                    --------------------

Ordinary Income/Expense
      Income
        Chinese JV-Wuhan Huamei                               542,812.00
                                                    --------------------
      Total Income                                            542,812.00

      Cost of Goods Sold
        Cost of Goods Sold                                    203,426.00
                                                    --------------------
      Total COGS                                              203,426.00
                                                    --------------------
    Gross Profit                                              339,386.00

    Expense
      Automobile Expense                                        6,895.11
      Bank Service Charges                                        460.33
      Dues and Subscriptions                                      543.15
      Equipment Lease                                           1,042.67
      Filing Fees                                                 270.00
      Insurance                                                 5,103.00
      Other Expenses                                            7,528.00
      Postage and Delivery                                      3,904.74
      Printing and Reproduction                                   643.35
      Professional Fees
        Investment Relations                        44,100.00
        Accounting                                   5,590.00
        Legal Fees                                  11,369.48
        Professional Fees - Other                   53,619.16
                                                    ---------
      Total Professional Fees                                 114,678.64

      Rent                                                      6,570.46
      Repairs
        Building Repairs                            45,000.00
                                                    ---------
      Total Repairs                                            45,000.00

      Supplies
        Office                                       2,532.49
        Supplies - Other                             1,161.08
                                                    ---------
      Total Supplies                                            3,693.57

      Telephone                                                 5,336.81
      Travel & Ent
        Entertainment                                3,650.92
        Meals                                          944.08
        Travel                                      35,051.33
        Travel & Ent - Other                         3,680.61
                                                    ---------
      Total Travel & Ent                                       43,326.94

      Uncategorized Expenses                                        0.00
      Vehicle Lease                                             5,449.31
                                                    --------------------
    Total Expense                                             250,446.08
                                                    --------------------
  Net Ordinary Income                                          88,939.92
                                                    --------------------
Net Income                                                     88,939.92
                                                    ====================

                      SOUTHWEST INDUSTRIAL PRODUCTSS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         Special Meeting of Shareholders

                                  July 29, 1998


         The undersigned, having received the Notice of Special Meeting of Shareholders and Proxy Statement of Southwest Industrial Products, Inc., dated July 8, 1998, hereby constitute and appoint Lindsey Vinson with full power of substitution, as attorney and proxy of the undersigned, to attend the special meeting of shareholders of Southwest Industrial Products, Inc,, at the Company located at 580 Decker, Irving, Texas on the 29th day of July, 1998, at 9:00 a.m., or at any adjournment or adjournments thereof, and to vote, as designated below, all of the common shares of the undersigned in Southwest Industrial Products, Inc., which the undersigned would be entitled to vote if personally present, as follows:


         Reverse split the shares of stock 1 for 6.

                                                  ______YES  ______NO

         Approve the Merger Agreement with Aubryn International, Ltd.

                                                  ______YES  ______NO

         Change the name of the Company to Aubryn International, Inc.

                                                  ______YES  ______NO

         This proxy will be voted as directed, or if no such direction is indicated and the signed proxy is returned to Golden Phoenix Minerals, Inc., it will be voted in favor thereof.


Dated: ___________________, 1998.




                                    -----------------------------------
                                    (Printed Shareholders Name)

                                    -----------------------------------
                                    (Shareholders Signature)


                                    -----------------------------------
                                    (Print Joint Shareholders Name,
                                    if any)

                                    -----------------------------------
                                    (Joint Shareholders Signature)



IMPORTANT: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE STOCK CERTIFICATE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH; IF SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT IS ASKED TO SIGN.